Exhibit 21

                           Subsidiaries of the Company


  The Company owns all of the stock of the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Pierce Manufacturing Inc.                                   Wisconsin
McNeilus Companies, Inc.                                    Minnesota
Summit Performance Systems, Inc.                            Wisconsin
Kewaunee Fabrications, L.L.C.                               Wisconsin
Oshkosh Unipower Limited                                    United Kingdom
Total Mixer Technologies, Inc.                              Wisconsin

  Pierce Manufacturing Inc. owns all of the stock of the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Dover Technologies, Inc.                                    Wisconsin
Pierce Manufacturing International Inc.                     Barbados
Pierce Western Region Refurbishment Center, Inc.            California


  McNeilus Companies, Inc. owns all of the stock of the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
McNeilus Truck & Manufacturing, Inc.                        Minnesota
Iowa Contract Fabricators, Inc.                             Iowa
McIntire Fabricators, Inc.                                  Iowa
Kensett Fabricators, Inc.                                   Iowa
McNeilus Financial Services, Inc.                           Minnesota
Medtec Ambulance Corporation                                Indiana

  McNeilus Truck & Manufacturing, Inc. owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

  McNeilus Financial, Inc. owns all of the stock of the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Viking Truck & Equipment Sales, Inc.                        Michigan
Viking Truck & Equipment Sales, Inc.                        Ohio

  McNeilus Financial Services, Inc. owns all of the stock of the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Oshkosh/McNeilus Financial Services, Inc.                   Minnesota
Viking Equipment Leasing, Inc.                              Michigan

  Oshkosh/McNeilus Financial Services, Inc. owns Oshkosh/McNeilus Financial Services Partnership (California partnership).

  Oshkosh Unipower Limited owns Tactacon, Ltd. (United Kingdom).
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  Oshkosh Truck Corporation as limited partner, Summit Performance Systems, Inc.
and Total Mixer Technologies Corporation, as general partners, are the sole partners in Windmill Ventures C.V. (Netherlands), a limited partnership.

  Windmill Ventures C.V. owns Oshkosh European Holdings S.L. (Spain), a limited liability company.

  Oshkosh European Holdings S.L. owns Oshkosh Group B.V. (Netherlands), a close corporation.

  Oshkosh Group B.V. owns all of the stock in the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Geesink Group B.V.                                          Netherlands
Geesink Norba Limited                                       England and Wales
Norba A.B.                                                  Sweden

  Geesink Group B.V. owns all of the stock in the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Geesink B.V.                                                Netherlands
Kiggen Den Englesman B.V.                                   Netherlands
Geesink Kiggen B.V.                                         Netherlands
Geesink Kiggen Leasing B.V.                                 Netherlands
Geesink Vastgoed B.V.                                       Netherlands
Geesink Polska Sp.z o.o                                     Poland
Geesink N.V.                                                Belgium

  Geesink Norba Limited owns all of the stock of Sheppard Meiler Limited (England and Wales).

  Norba A.B. owns all of the stock in the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
    ----                                        --------------------------------
Norba Limited                                               England and Wales
Norba A/S                                                   Denmark

  Norba Limited owns all of the stock of Sertek Limited (England and Wales).